UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

Tops Holding II Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-191029	46-2733709
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

William R. Mills, Senior Vice President and Chief Financial Officer of Tops Holding II Corporation (the “Company”), has announced he is leaving the Company effective October 4, 2014, the end of the Company’s 2014 fiscal third quarter. “The Company thanks Rick for his many contributions to the success of the Company during his tenure as Chief Financial Officer and wishes him continued success in his future endeavors,” said Frank Curci, President and Chief Executive Officer. In connection with his departure, Mr. Mills will also be resigning as a director of the Company effective October 4, 2014. Mr. Mills has agreed to make himself available for consultation on ongoing matters as needed through the end of 2014.

David Langless, age 37, currently Vice President and Chief Accounting Officer of the Company, has been appointed interim Chief Financial Officer effective on Mr. Mills departure, reporting to Mr. Curci. Mr. Langless has served as the Company’s Vice President and Chief Accounting Officer since August 2010 and, prior to that, served as Director, Financial Reporting from September 2008 to August 2010. Mr. Langless, a Certified Public Accountant, has a bachelor’s degree in accounting from Canisius College and a master’s degree in business administration from the State University of New York at Buffalo, School of Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING II CORPORATION

Date: September 26, 2014

	By:	/s/ Frank Curci
Frank Curci
President and Chief Executive Officer